UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-9376 (Commission File Number)	20-1167761 (IRS Employer Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2023, the board of directors (the “Board”) of Innovative Food Holdings, Inc. (the “Company”) adopted an annual incentive plan (“AIP”) designed to reward each of Robert William Bennett, the Company’s Chief Executive Officer (“CEO”), Brady Smallwood, the Company’s Chief Operating Officer (“COO”), and Richard Tang, the Company’s Chief Financial Officer (“CFO”), with a cash bonus for meeting or exceeding certain financial performance goals for the fiscal year ended December 31, 2023.

Under the AIP, the Board established a bonus target opportunity of (i) $187,000 for the CEO in accordance with the CEO’s employment agreement with the Company, dated January 30, 2023, (ii) $81,000 for the COO in accordance with the COO’s employment agreement with the Company, dated April 14, 2023, and (iii) $54,000 for the CFO (the “Target Amounts”), in each case to be paid out if the AIP financial performance goals are achieved at target for the fiscal year ended December 31, 2023. However, the actual bonus received by an executive may be higher or lower depending on the achievement of the financial performance goals. The payout amounts under the AIP are weighted 20% on achievement of a pre-established revenue target and 80% on achievement of a pre-established adjusted EBITDA target. There are no threshold bonus amounts under the AIP. The maximum bonus amount for each executive is 200% of such executive’s Target Amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: June 27, 2023	By: /s/ Richard Tang Richard Tang Chief Financial Officer